Exhibit 99.1

Globus Medical to Acquire Nevro Corp. to Expand Treatment Options for Patients

AUDUBON, Pa. and REDWOOD CITY, Calif. – February 6, 2025 (GLOBE NEWSWIRE) – Globus Medical (NYSE: GMED), a leading musculoskeletal solutions company, and Nevro Corp. (NYSE: NVRO), a global medical device company that is delivering comprehensive, life-changing solutions for the treatment of chronic pain, today announced they have entered into a definitive agreement for Globus Medical to acquire all shares of Nevro in an all-cash transaction. Under the terms of the agreement, which was unanimously approved by the boards of directors of both companies, Globus Medical will acquire all shares of Nevro for $5.85 per share. The transaction represents a total equity value of approximately $250 million.

“This transaction furthers our mission to become the preeminent musculoskeletal technology company in the world by enabling us to expand into new markets for future growth, while gaining access to world-class, differentiated technologies that can provide significant benefit in neuromodulation, enabling technologies, and future implant solutions. We believe our size and operational capabilities will accelerate market penetration of Nevro’s technology and bring much needed and clinically superior relief to patients suffering from chronic pain,” said Dan Scavilla, President and CEO of Globus Medical. “In addition, our scale and operational discipline will allow us to optimize Nevro’s financial performance to drive enhanced profitability and create long-term value moving ahead.”

“We are thrilled to join Globus Medical as this will allow us to reach more patients globally with clinically proven, innovative products that significantly reduce the burden of chronic pain,” said Kevin Thornal, Nevro’s CEO and President. “Through Globus Medical’s capabilities, global infrastructure and other resources, we will be better positioned to achieve our full potential to become a broader and more diversified leader in the pain management space.”

Transaction Terms

The $5.85 per share consideration represents a 27% premium to the 90-day volume-weighted average price (VWAP) of $4.61, a 38% premium to the 30-day VWAP of $4.23, and a 17% premium to Nevro’s closing market price on February 5, 2025. The transaction is expected to close late in the second quarter of 2025, subject to the approval of Nevro’s shareholders, regulatory approval, and other customary closing conditions.

Globus Medical and Nevro Preliminary Full-Year 2024 Revenue Outlook:

•	On January 8, 2025, Globus Medical announced preliminary 2024 net sales of $2.52 billion, an increase of 60.6% over prior year on an as-reported basis; and

•	On January 13, 2025, Nevro announced preliminary 2024 worldwide revenue of $408 million to $409 million.

Globus Medical Full-Year 2025 Financial Outlook:

•	On a stand-alone basis, Globus Medical reaffirms guidance for 2025 net sales of $2.66 billion to $2.69 billion and fully diluted non-GAAP earnings per share range between $3.40 to $3.50; and

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Following the consummation of the transaction and assuming the transaction closes late in the second quarter 2025, Globus Medical anticipates 2025 net sales of $2.80 billion to $2.90 billion and fully diluted non-GAAP earnings per share range between $3.10 to $3.40.

•	Globus Medical expects the Nevro acquisition to be accretive to its earnings in the second year of operation.

Full-Year 2024 Financial Reporting Dates

Globus Medical expects to report full financial results for 2024 and provide its updated financial outlook for 2025 during its scheduled earnings announcement on February 20, 2025.

Nevro expects to report its full-year 2024 financial results on March 4, 2025. In light of the pending transaction with Globus Medical, Nevro will not hold an earnings conference call and webcast or provide 2025 financial guidance when it reports its 2024 financial results.

Financial and Legal Advisors

Globus Medical’s financial advisor is Morgan Stanley & Co. LLC and Wyrick Robbins Yates & Ponton LLP is serving as legal advisor. Nevro’s financial advisor is BofA Securities, Inc. and Latham & Watkins LLP is serving as legal advisor.

About Globus Medical, Inc.

Based in Audubon, Pennsylvania, Globus Medical, Inc. is a leading global musculoskeletal company dedicated to solving unmet clinical needs and changing lives. We innovate with inspired urgency, provide world-class education and clinical support, and advance care throughout spine, orthopedic trauma, joint reconstruction, biomaterials and enabling technologies. Additional information can be accessed at www.globusmedical.com.

About Nevro Corp.

Headquartered in Redwood City, California, Nevro Corp. is a global medical device company focused on delivering comprehensive, life-changing solutions that continue to set the standard for enduring patient outcomes in the treatment of chronic pain. Nevro’s comprehensive HFX™ spinal cord stimulation (SCS) platform includes the Senza® SCS system and support services for the treatment of chronic pain of the trunk and limb and painful diabetic neuropathy. Nevro also provides minimally invasive treatment options for patients suffering from chronic sacroiliac joint pain. To learn more about Nevro, visit www.nevro.com.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed transaction. A Nevro special stockholder meeting will be announced to obtain Nevro stockholder approval in connection with the proposed transaction. Nevro expects to file with the SEC a proxy statement and has filed or may file with the SEC other relevant documents in connection with the proposed transaction. Nevro stockholders are urged to read the definitive proxy statement and other relevant materials carefully and in their entirety when they become available because they will contain important information about Nevro and the proposed transaction. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Nevro with the SEC at the SEC’s website at www.sec.gov, and at Nevro’s website at www.nevro.com.

Participants in the Solicitation

Nevro and its directors, executive officers and certain employees and other persons may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding Nevro’s directors and executive officers is set forth in Nevro’s proxy statement on Schedule 14A for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 12, 2024, and in Nevro’s Current Reports on Form 8-K filed with the SEC. Additional information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Nevro’s stockholders in connection with the proposed transaction and any direct or indirect interests they may have in the proposed transaction will be set forth in Nevro’s definitive proxy statement for its special stockholder meeting to be filed with the SEC in connection with the proposed transaction.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, the risks and costs associated with the integration of the Nevro business, trends in the medical industry and the ability of Globus Medical and Nevro to: (i) successfully integrate and achieve anticipated synergies, (ii) manage our growth, (iii) sustain profitability, (iv) sustain demand for products, (v) compete successfully (including without limitation success in convincing surgeons to use Globus Medical or Nevro products and the ability to attract and retain sales and other personnel, (vi) rapidly develop and introduce new products, (vii) develop and execute successful business strategies, (viii) comply with changes and applicable laws and regulations that are or may become applicable to Globus Medical and/or Nevro, (ix) safeguard our intellectual property, and (x) succeed in defending against legal proceedings in addition to general economic conditions and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, refer to the disclosure of each Globus Medical and Nevro contained in each company’s most recent annual report on Form 10-K filed with the U.S. Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in each company’s Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, each of Globus Medical and Nevro operates in an evolving environment. New risk factors and uncertainties emerge from time to time, and it is not possible for Globus Medical and Nevro to predict all risk factors and uncertainties, nor can we assess the impact of all factors on the Globus Medical business and Nevro business, respectively, or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. Globus Medical and Nevro undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

Contacts:

Investors:

Brian Kearns

Senior Vice President, Corporate Development and Investor Relations

Phone: (610) 930-1800

Email: investors@globusmedical.com

www.globusmedical.com

Media:

Moran Chavez

Senior Director, Corporate Affairs

Phone: (619) 318-7681

Email: media@globusmedical.com

Nevro Investor & Media Contact:

Angie McCabe

Vice President, Investor Relations & Corporate Communications

Phone: (628) 261-9432

Email: angeline.mccabe@nevro.com

www.nevro.com